Alhaji Murhi Busari - SC13D

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 31, 2017 (including amendments thereto) with respect to the Common Stock of Erin Energy Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: July 31, 2017

Oltasho Nigeria Limited

/s/ Alhaji Murhi Busari
Alhaji Murhi Busari
Chairman

Latmol Investment Limited

/s/ Alhaji Murhi Busari
Alhaji Murhi Busari
Chairman

/s/ Alhaji Murhi Busari
Alhaji Murhi Busari